EXHIBIT 99.1

Carver Bancorp, Inc. Announces Intention to List on OTCQX, Voluntarily Delist from Nasdaq and Deregister from SEC

•	Provides greater flexibility to pursue initiatives that support creating an enduring brand, long-term growth, and enhanced capital
•	Better aligns with Carver’s profile as Carver joins the more than 300 banks that currently trade on the OTC Markets
•	Reduces recurring operating expenses while maintaining financial disclosure integrity

New York—November 18, 2025/PRNewswire/ -- Carver Bancorp, Inc. (the “Company”) (Nasdaq: CARV), the holding company for Carver Federal Savings Bank, today announced its voluntary decision to deregister its common stock with the Securities and Exchange Commission (the “SEC”) and delist its common stock from The Nasdaq Stock Market LLC (“Nasdaq”) to the OTCQX Market.
The Company has notified Nasdaq of its intent to voluntarily delist and withdraw the registration of its common stock with the SEC.  The Company intends to file a Form 25 (Notification of Removal from Listing) with the SEC on or about November 28, 2025 and expects the last trading day on Nasdaq will be on or about December 5, 2025.  Following delisting from Nasdaq, the Company expects its common stock will be quoted on the OTCQX Market beginning on or about December 8, 2025, under the symbol “CARV”.

The Company also intends to file a Form 15 (Certification and Notice of Termination From Registration) with the SEC on or about December 8, 2025.  Upon filing, the Company’s obligation to file periodic reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be suspended immediately and will terminate when deregistration becomes effective 90 days after the Form 15 is filed.

“After careful consideration, the Board of Directors has determined that this course of action is in the best interests of the Company and its stockholders. Among other reasons, it will facilitate the Company’s ability to execute our strategic plan and also reduce our expenses. The Company’s financial and other metrics fit in well as an OTC traded company, and the OTC provides the Company with greater flexibility to pursue initiatives that support creating an enduring brand, long-term growth, and enhanced capital,” said Company President and Chief Executive Officer, Donald Felix.
The Company will continue to provide stockholders with an annual report containing audited consolidated financial statements, and anticipates that quarterly interim financial information will be made available on the Company’s website at www.carverbank.com.  Carver Federal Savings Bank will also continue to file quarterly Call Reports with the Office of the Comptroller of the Currency, which are available at www.occ.gov.

About Carver Bancorp, Inc.
Carver Bancorp, Inc. (NASDAQ: CARV) is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. Headquartered in Harlem, NY, Carver was founded in 1948 to serve historically underserved communities in New York whose residents, businesses, and institutions had limited access to mainstream financial services. The U.S. Treasury Department has designated Carver as a Community Development Financial Institution (“CDFI”) because of its community-focused banking services and dedication to its local community’s economic viability and revitalization. Carver is one of the largest African- and Caribbean-American-managed banks in the United States. Carver’s online banking presence includes consumer checking and savings accounts across nine states, from Massachusetts to Virginia and Washington, DC. For further information, please visit the Company’s website at www.carverbank.com. Be sure to connect with Carver on Facebook, LinkedIn, and Instagram.

Forward-Looking Statements
This release may contain certain “forward-looking statements” that represent the Company’s current expectations or beliefs concerning future events.  Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “believe,” “contemplate,” “continue,” “target” and words of similar meaning.  Forward-looking statements are, by their nature, subject to numerous risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include changes in general economic conditions, changes in the interest rate environment, changes in prevailing depository institution stock prices, the evolution of the depository institution merger market, the Company's ability to terminate or the timing of the termination of its obligation to file periodic reports with the SEC as described above, the Company’s ability to have its common stock quoted or the timing of its common stock becoming quoted on the OTCQX Market as described above, market reactions to the Company’s delisting and deregistration, changes to the Company’s strategic plan, legislative and regulatory changes that adversely affect the business of the Company and the Bank, and changes in the securities markets. Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this news release or made elsewhere from time to time by the Company or on its behalf. The Company disclaims any obligation to update such forward-looking statements.
Investor Contact:
investorrelations@carverbank.com
Media Contact:
CarverBancorp@Longacresquare.com